                                                                  EXHIBIT 21.1



                                  SUBSIDIARIES



Big O Tire of Idaho, Inc.,
an Idaho corporation

Big O Retail Enterprises, Inc.,
a Colorado corporation

Big O Development, Inc.,
a Colorado corporation

O Advertising, Inc.,
a Colorado corporation